UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 31, 2019

Date of Report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana St., Suite 700

Houston, Texas 77002

(Address of principal executive offices)

(713) 780-9494

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GDP	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On May 31, 2019 (the “Closing Date”), Goodrich Petroleum Corporation (the “Company”) closed on the previously disclosed agreement to issue $12.0 million in new 13.50% Convertible Second Lien Senior Secured Notes due 2021 (the “New 2L Notes”) to certain funds and accounts managed by Franklin Advisers, Inc., as investment manager (each such fund or account, together with its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). The New 2L Notes were issued pursuant to a Note Purchase Agreement by and among the Company, Goodrich Petroleum Company, L.L.C. (the “Subsidiary”) and the Purchasers (the “Note Purchase Agreement”).  The closing of the New 2L Notes offering was conditioned on the redemption of 100% of the aggregate principal amount of the Company’s outstanding 13.50% Convertible Second Lien Senior Secured Notes due 2019, which was completed on May 29, 2019. For more information on the New 2L Notes issuance and the Note Purchase Agreement, please see the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

Indenture

The New 2L Notes are governed by an Indenture (the “Indenture”), dated as of the Closing Date, among the Company, as issuer, the Subsidiary, as subsidiary guarantor, and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”) and are senior secured obligations of the Company. The New 2L Notes are fully and unconditionally guaranteed on a senior secured basis by the Subsidiary.

Interest and Maturity

The New 2L Notes will mature on May 31, 2021. The New 2L Notes bear interest at the rate of 13.50% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year. The Company may elect to pay all or any portion of interest in kind on the then outstanding principal amount of the New 2L Notes by increasing the principal amount of the outstanding New 2L Notes or by issuing additional New 2L Notes.

Optional Redemption

At any time prior to May 31, 2020, the Company may redeem, in whole or in part, the New 2L Notes, at a redemption price equal to 101% of the principal amount of the New 2L Notes redeemed plus accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date).

At any time on or after May 31, 2020, the Company may redeem, in whole or in part, the New 2L Notes at a redemption price equal to 100% of the principal amount of the New 2L Notes redeemed plus accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date).

Any redemption shall be made on a pro rata basis, subject to adjustment in a manner that most nearly approximates a pro rata basis.

Change of Control

If the Company experiences certain kinds of changes of control set forth in the Indenture, each holder of the New 2L Notes may require the Company to repurchase all or a portion of its New 2L Notes for cash at a price equal to 101% of the aggregate principal amount of such New 2L Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) make investments; (iv) create certain liens; (v) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vi) transfer or sell assets and subsidiary stock; (vii) engage in transactions with affiliates; (viii) create unrestricted subsidiaries; and (ix) consolidate, merge or transfer all or substantially all of their assets.

Events of Default

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% of the aggregate principal amount of the then outstanding New 2L Notes may declare the New 2L Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding New 2L Notes to become due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to such Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to file with the Securities and Exchange Commission within 90 days following the Closing Date, a shelf registration statement for the offer and resale of the New 2L Notes held by certain holders that duly request inclusion in such registration statement within 30 days of the Closing Date. The holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering registration rights, the holders may request to sell all or any portion of their Registrable Securities (as defined in the Registration Rights Agreement) in an underwritten offering that is registered, subject to certain restrictions. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods and indemnification.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K under the sub-headings “Note Purchase Agreement” and “Indenture” is incorporated herein by reference into this Item 2.03.

Item 9.01                   Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of May 31, 2019, by and between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C., as the subsidiary guarantor, and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 13.50% Convertible Second Lien Senior Secured Notes due 2021.

4.2	Registration Rights Agreement, dated as of May 31, 2019, by and among Goodrich Petroleum Corporation and the Holders party thereto, relating to the New 2L Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

June 3, 2019	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Executive Vice President, General Counsel and Corporate Secretary